Exhibit 4.19

AMENDMENT AGREEMENT TO
GEOTHERMAL OPTION AGREEMENT

THIS AGREEMENT dated for reference the 12th day of January, 2005. BETWEEN:

NEVADA GEOTHERMAL POWER INC. (“NGP”) and NORAMEX CORP. ("Noramex"), both of 900 - 409 Granville Street, Vancouver, BC, V6C 1T2;

AND:

INOVISION SOLUTIONS INC. ("ISI"), of 304 - 850 Burrard Street, Vancouver, British Columbia, V6Z 231;

(the “Purchaser”)

WHEREAS:

A.

NGP, Noramex and ISI entered into an Option Agreement dated October 12, 2004, (the “Agreement”) whereby ISI was granted the option to earn a 50% interest in certain geothermal leases located in Humboldt County, Nevada, commonly known as the Pumpernickel Property;

B.

ISI is in default of section 3.8 of the Agreement (the “Default”); and

C.

The parties wish to amend the terms of the Agreement in the manner set forth below. The parties to this Amendment Agreement therefore agree:

1.

NGP hereby agrees to waive the Default and grant a three month extension for ISI to obtain Exchange acceptance to the Agreement, provided that:

(a)

the initial $10,000 payment due under subsection 3.2 (a) (i) of the Agreement is made by ISI to NGP by the close of business on January 15, 2005; and

(b)

the dates from which all of the cash payment, work commitment and share issuance obligations of ISI are determined in section 3.2 of the Agreement shall be December 15, 2004, unless otherwise indicated herein.

2.

That sub-section 1.1 (g) of the Agreement is amended to delete the words “the date of Exchange acceptance for this Agreement” and insert in their place the words “December 15, 2004”.

3.

That sub-section 3.2 (a) (i) of the Agreement is amended to delete the words “the Option Date” and insert in their place the words “or before January 15, 2005”.

4.

That sub-section 3,2 (c) (i) of the Agreement is amended to delete the words “Option Date” and insert in their place the words "date of Exchange acceptance for this Agreement”.

5.

That section 3.8 of the Agreement is amended to delete the words “December 15, 2004” and insert in their place the words “March 15, 2005”.

6.

That except as expressly amended hereby, the Agreement is hereby ratified, approved and confirmed to be in full force and effect.

IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement as of the day and year first above written.

NEVADA GEOTHERMAL POWER INC.
By:
Authorized Signatory
NORAMEX CORP.
By:
Authorized Signatory
INOVISION SOLUTIONS INC.
By:
Authorized Signatory